Exhibit 99.2

PRESS RELEASE	eLoyalty Corporation
150 Field Drive, Suite 250
Lake Forest, Illinois 60045
Contact:
eLoyalty Corporation	www.eloyalty.com
Chris Min, Vice President and Chief Financial Officer
(847) 582-7222	t 847.582.7000
ir@eloyalty.com	f 847.582.7001

eLoyalty Announces Integrated Contact Solutions Contracts

Company signs $7.6 million of new contracts

LAKE FOREST, IL, February 14, 2008 – eLoyalty Corporation (Nasdaq: ELOY), a leading enterprise Customer Relationship Management services and solutions company, today announced that in the first six weeks of the current quarter, it has signed 4 significant Integrated Contact Solutions contracts. These contracts underscore eLoyalty’s strong capabilities to design, implement, operate and support complex Contact Center and Speech Enabled solutions that deliver tangible financial value to clients along with an improved experience for their customers.

These contracts, totaling approximately $7.6 million, consist of:

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The expansion of a customer relationship contract to design, implement, and support centralized call treatment and enterprise call routing for one of the nation’s largest retailers. The solution centrally answers calls destined for any of the retailer’s over-800 stores through a speech enabled application and then routes the calls to the appropriate department within the store or to a central call center. This solution helps ensure that all customer calls receive exceptional service and, for the retailer, reduces operating costs and increases direct sales revenue.

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The renewal of an agreement to provide maintenance and support services to a Fortune 50 health and wellness company. Under this agreement, eLoyalty will continue to monitor and support a complex multi-site voice architecture that covers over 5,000 agents, multiple vendors and industry leading technologies.

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A new contract with a regional Blue Cross/Blue Shield healthcare insurer to design, implement and support a 260 user enterprise call center solution based on Voice over IP (VoIP) technology from Cisco Systems and Calabrio. The solution will include intelligent voice response (IVR) self-service, call routing, a screen pop of data for the agent, advanced reporting, workforce management and VoIP telephony capabilities.

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A contract for the design phase of an enterprise VoIP implementation for a very large distributor of laboratory equipment, supplies and chemicals. The solution is being designed for the company’s 6 North American contact centers to improve customer service and reduce operating costs.

These contracts are comprised of the following:

•	$4.0 million Managed Services that is expected to be recognized over the next twelve months;

•	$2.3 million Consulting Services that is expected to be recognized over the next two quarters; and

•	$1.3 million Product Resale that is expected to be recognized in the first quarter.

PRESS RELEASE

About eLoyalty

eLoyalty helps its customers achieve breakthrough results with revolutionary analytics and advanced technologies that drive continuous business improvement. With a long track record of delivering proven solutions for many of the Fortune 1000, eLoyalty’s offerings include Behavioral Analytics™, Integrated Contact Solutions and Consulting Services, aligned to enable focused business transformation. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

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